Exhibit 10.1
THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT
THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of December 8, 2016 (this “Amendment”), by and among ACRC LENDER C LLC, a Delaware limited liability company (the “Seller”), ARES Commercial Real Estate Corporation, a Maryland corporation (the “Guarantor”) and CITIBANK, N.A., a national banking association (the “Buyer”).
R E C I T A L S:
WHEREAS, the Seller and Buyer entered into that certain Master Repurchase Agreement, dated as of December 8, 2014 (the “Original Agreement”), as amended by that certain (i) First Amendment to Master Repurchase Agreement and Guaranty, dated as of July 13, 2016 (the “First Amendment”), and (ii) Second Amendment to Master Repurchase Agreement, dated as of July 13, 2016 (the “Second Amendment”; together with the Original Agreement and the First Amendment, as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”).

WHEREAS, Guarantor entered into that certain Amended and Restated Substitute Guaranty Agreement, dated as of May 6, 2014, in favor of Buyer, as amended by the First Amendment (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”).

WHEREAS, the parties wish to amend the Repurchase Agreement as more specifically set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby covenant, agree, represent and warrant that the Repurchase Agreement are hereby amended as follows, effective as of the date hereof:
Section 1.Amendment to Repurchase Agreement.
1.1    The following definitions in Section 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor in their proper alphabetical order:
“Applicable Margin” shall have the meaning provided in the Third Amendment Fee Letter.
“Facility Availability Period” shall mean the period commencing on the date of this Agreement and ending on December 8, 2018 (or if such date is not a Business Day, the next succeeding Business Day).

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1.2    The following definition shall be added in Section 2 of the Repurchase Agreement in its proper alphabetical order:
“Third Amendment Fee Letter” shall mean the letter agreement, dated as of December 8, 2016, between Seller and Buyer.
Section 2.    Omnibus Amendment to Transaction Documents.
2.1    Any references to the Repurchase Agreement in the Transaction Documents shall hereinafter refer to the Repurchase Agreement as modified by this Amendment.
Section 3.    Covenants, Representations and Warranties of Seller.
3.1    The Seller hereby represents and warrants that this Amendment has been duly executed and delivered by the Seller. This Amendment is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
3.2    The Seller hereby represents and warrants that, to the best of its knowledge, as of the date hereof, no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by the Seller of this Amendment.
Section 4.    Reaffirmation of Guaranty.
4.1    Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
Section 5.    Effect Upon Transaction Documents.
5.1    The Seller hereby ratifies and confirms as of the date hereof that all of the terms, covenants and provisions of the Repurchase Agreement and the other Transaction Documents (except as expressly modified hereby) are and shall remain in full force and effect without change except as otherwise expressly and specifically modified by this Amendment.
5.2    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Transaction Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.
5.3    The Seller acknowledges that nothing contained herein shall be construed to relieve the Seller from its obligations under any Transaction Document except as otherwise expressly and specifically modified by this Amendment.
Section 6.     No Oral Modification. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party

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against whom the enforcement of the modification, amendment, waiver, change or termination is sought.
Section 7.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 8.    Counterparts. This Amendment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
Section 9.    Invalidity. If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be construed without such provision.
Section 10.    Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.
Section 11.    No Novation. This Amendment does not, and shall not be construed to, constitute the creation of a new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Transaction Documents, nor does it in any way affect or impair the lien of the Transaction Documents. No action undertaken pursuant to this Amendment shall constitute a waiver or a novation of the Buyer’s rights under the Transaction Documents.
Section 12.    Costs. The Seller hereby acknowledges and agrees that it shall be responsible for the payment of any reasonable out-of-pocket costs, fees and expenses of the Buyer incurred in connection with the preparation, negotiation, execution or delivery of this Amendment (including, without limitation, the reasonable fees and disbursements of counsel to the Buyer).
12.1    [Signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
SELLER:
ACRC LENDER C LLC,
a Delaware limited liability company

By: /s/ John B. Jardine_____________________
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

GUARANTOR:
ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By: /s/ John B. Jardine_____________________
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

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BUYER:

CITIBANK, N.A.,
a national banking association

By: /s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

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